  CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
         EXCHANGE COMMISSION. EACH SUCH OMISSION IS DESIGNATED [***].




                            GLYPHOSATE-PROTECTED CORN
                               LICENSE AGREEMENT

         This Agreement (the "Agreement") is entered into on this 31st day of January, 1996 by and between Monsanto Company, and DEKALB Genetics Corporation regarding the non-exclusive, cross-license of certain patent rights and proprietary technology of Monsanto and of DEKALB for use in producing Glyphosate-protected corn plants. Based on the mutual consideration between the parties recited below, and in partial consideration for entering into the Investment Agreement of even date herewith, the parties agree and covenant as set forth below.

                       SECTION 1 - BACKGROUND AND PARTIES

         1.01 Monsanto Company ("MONSANTO") is a corporation of the State of Delaware with principal offices at 800 N. Lindbergh Boulevard, St. Louis, Missouri 63167.

         1.02 DEKALB Genetics Corporation ("DEKALB") is a corporation of the State of Delaware with principal offices at 3100 Sycamore Road, DeKalb, Illinois 60115.

         1.03     MONSANTO has certain rights relating to Genetic
Element(s), Germplasm, Plasmid(s) and Gene(s), including technical information and Know-How relating to, among other things, transformed plants and seeds, useful for Glyphosate protection in corn plants and has rights in and to patents and/or patent applications covering the Genetic Element(s), Germplasm, Plasmid(s) and Gene(s) and their use.

         1.04 DEKALB has certain rights relating to Genetic Element(s), Germplasm, Plasmid(s) and Gene(s), including technical information and Know-How relating to, among other things, transformed plants and seeds, useful for Glyphosate protection in corn plants and has rights in and to patents and/or patent applications covering the Genetic Element(s), Germplasm, Plasmid(s) and Gene(s) and their use.

         1.05 DEKALB is interested in the commercialization of Glyphosate-protected corn and DEKALB seeks to obtain a limited license under MONSANTO's proprietary rights and MONSANTO desires to grant such license, all upon the terms and conditions provided herein.

         1.06 MONSANTO is interested in obtaining a limited license under DEKALB's proprietary rights and DEKALB desires to grant such license, all upon the terms and conditions provided herein.

         1.07 MONSANTO and DEKALB are each interested in entering into contractual arrangements in the Territory under which MONSANTO would license corn growers the right to use Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products exhibiting such resistance to ROUNDUP(R) herbicide to produce a single corn crop in the Territory and DEKALB (or its dealers or distributors) would produce and sell Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products to corn growers licensed by MONSANTO to use such Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products.

                            SECTION 2 - DEFINITIONS

         For purposes of this Agreement, the following words and phrases shall have the following meanings:

         2.01 The term "Affiliate(s)," as used herein, means with respect to an entity, any person that is at least fifty percent (50%) owned by, or, directly or indirectly, is controlled by, under common control with or in control of, that entity. The term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity whether through the ownership of securities, by contract or otherwise.

         2.02 The term "person," as used herein, shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         2.03 The term "DEKALB Germplasm," as used herein, means transgenic corn germplasm supplied to MONSANTO by DEKALB.

         2.04 The term "MONSANTO Germplasm," as used herein, means transgenic corn germplasm supplied to DEKALB by MONSANTO.

         2.05 The term "Commercial Tolerance" means tolerance under field conditions to [***] equivalent of Glyphosate acid which includes a [***].
The Licensed MONSANTO Corn Products and Licensed DEKALB Corn Products   shall
satisfy the criteria for Commercial Tolerance when plants sprayed at the above rates exhibit no significant differences in mean yield (at a 95% confidence level) from non-sprayed corn plants of the same line.

         2.06 The term "Confidential Information," as used herein, means any proprietary information, including technical, economic, financial or marketing information, which either party considers confidential and which is disclosed to the other party.

         2.07 The term "Effective Date" is defined in Subsection 8.01 of this Agreement.

         2.08 The term "Fiscal Year" shall mean a twelve-month period ending August 31st.

         2.09 The term "MONSANTO Gene(s)," as used herein, shall mean DNA encoding a glyphosate tolerance protein or derivative thereof which is supplied to DEKALB by MONSANTO prior to or during the term of this Agreement, and derivatives or modifications thereof, which protein, upon expression in corn plants, results in protection against damage by Glyphosate.

         2.10     The term "DEKALB Gene(s)," as used herein, shall mean
DNA encoding a glyphosate tolerance protein or derivative thereof which is supplied to MONSANTO by DEKALB prior to or during the term of this Agreement, and derivatives or modifications thereof, which protein, upon expression in corn plants, results in protection against damage by Glyphosate.

         2.11 The term "MONSANTO Genetic Element(s)," as used herein, means any DNA sequence or sequences including any DNA containing promoters, 5' non-translated regions, introns, 3' non-translated termination/polyadenylation regions and markers that are useful in expressing recombinant genes in corn, which is supplied to DEKALB by MONSANTO prior to or during the term of this Agreement, and replicates thereof, which are useful for the expression of Glyphosate tolerance proteins or are useful for the selection of transgenic plants from tissue culture.

         2.12 The term "DEKALB Genetic Element(s)," as used herein, means any DNA sequence or sequences including any DNA containing promoters, 5' non-translated regions, introns, 3' non-translated termination/polyadenylation regions and markers that are useful in expressing recombinant genes in corn, which is supplied to MONSANTO by DEKALB prior to or during the term of this Agreement, and replicates thereof, which are useful for the expression of Glyphosate tolerance proteins or are useful for the selection of transgenic plants from tissue culture.

         2.13 The term "Glyphosate" means any herbicidally effective form of N-phosphonomethylglycine, including any salt thereof.

         2.14 The term "Hybrid Seed Corn," as used herein, means seed which a grower would plant to produce a single crop of commercial corn.

         2.15 The term "Hybrid Seed Company," as used herein, means an entity, other than DEKALB and MONSANTO, whose primary seed corn business is selling Hybrid Seed Corn directly to growers.

         2.16 The term "International Associate," as used herein, means any foreign-based person that has been licensed by DEKALB or MONSANTO to sell or otherwise distribute DEKALB- or MONSANTO-branded seed products. The International Associates of DEKALB and MONSANTO include, but are not limited to, those listed in Exhibits A and B, respectively. A third party shall not be considered to be an International Associate solely on the basis of the granting of a license pursuant to this Agreement.

         2.17 The term "MONSANTO Know-How," as used herein, means any knowledge and proprietary information disclosed to DEKALB by MONSANTO prior to or during the term of this Agreement, which information is not generally publicly known, including, without limitation, all chemical, biochemical, toxicological, manufacturing, formulation, molecular and plant pathology, and scientific research information, whether or not capable of precise separate description but which alone or when accumulated gives to the one acquiring it an ability to develop and commercialize a product through study, testing, production, formulation or marketing which that party would otherwise not have been able to develop and commercialize in the same manner.

         2.18 The term "DEKALB Know-How," as used herein, means any knowledge and proprietary information disclosed to MONSANTO by DEKALB prior to or during the term of the Agreement, which information is not generally publicly known, including, without limitation, all chemical, biochemical, toxicological, manufacturing, formulation, molecular and plant pathology, and scientific research information, whether or not capable of precise separate description but which alone or when accumulated gives to the one acquiring it an ability to develop and commercialize a product through study, testing, production, formulation or marketing which that party would otherwise not have been able to develop and commercialize in the same manner.

         2.19 The term "Licensed Field," as used herein, means transgenic corn (including sweet corn) which exhibits Commercial Tolerance against Glyphosate by expression of one or more Glyphosate tolerance protein(s). The term "Licensed Field" shall [***].

         2.20 The term "Licensed MONSANTO Method" shall mean any method the use or practice of which would, in the absence of a license, infringe one or more Valid MONSANTO Claims of an unexpired patent included in the Licensed MONSANTO Patent Rights or which involves the use of MONSANTO Know-How or Licensed MONSANTO Non-Patent Proprietary Materials.

         2.21 The term "Licensed DEKALB Method" shall mean any method the use or practice of which would, in the absence of a license, infringe one or more Valid DEKALB Claims of an unexpired patent included in the Licensed DEKALB Patent Rights or which involves the use of DEKALB Know-How or Licensed DEKALB Non-Patent Proprietary Materials.

         2.22 The term "Licensed MONSANTO Non-Patent Proprietary Materials," as used herein, means all MONSANTO Genetic Element(s), MONSANTO Germplasm, MONSANTO Plasmid(s) and MONSANTO Gene(s).

         2.23 The term "Licensed DEKALB Non-Patent Proprietary Materials," as used herein, means all DEKALB Genetic Element(s), DEKALB Germplasm, DEKALB Plasmid(s) and DEKALB Gene(s).

         2.24 The term "Licensed MONSANTO Patent Rights," shall mean all patent licenses and sublicenses for use in the Licensed Field to which MONSANTO and/or a wholly-owned Affiliate of MONSANTO is a licensee or sublicensee (to the extent allowed by such licenses or sublicenses) and all patents and patent applications within the Licensed Field, including but not limited to those listed in Appendix A-M for use in the Licensed Field and owned by MONSANTO and/or a wholly-owned Affiliate of MONSANTO, filed prior to or during the term of this Agreement, and any and all patents maturing from these applications or maturing from applications that are divisionals, continuations or continuations-in-part of these applications, foreign (i.e., ex-U.S.) equivalents of the foregoing and any and all reissues or extensions of any of the foregoing.

         2.25 The term "Licensed DEKALB Patent Rights," shall mean all patent licenses and sublicenses for use in the Licensed Field to which DEKALB and/or a wholly-owned Affiliate of DEKALB is a licensee or sublicensee (to the extent allowed by such licenses or sublicenses) and all patents and patent applications within the Licensed Field, including but not limited to those listed in Appendix A-D for use in the Licensed Field and owned by DEKALB and/or a wholly-owned Affiliate of DEKALB, filed prior to or during the term of this Agreement, and any and all patents maturing from these applications or maturing from applications that are divisionals, continuations or continuations-in-part of these applications, foreign (i.e., ex-U.S.) equivalents of the foregoing and any and all reissues or extensions of any of the foregoing.

         2.26 The term "Licensed DEKALB Corn Product(s)" shall mean corn material including, but not limited to, cells, plants, or seeds and products thereof, which is produced by a Licensed MONSANTO Method or which, in the course of its manufacture, use, or sale would, in the absence of a license, infringe a Valid MONSANTO Claim or the production of which involves the use of MONSANTO Know-How or Licensed MONSANTO Non-Patent Proprietary Materials, all in the Licensed Field.

         2.27 The term "Licensed MONSANTO Corn Product(s)" shall mean corn material including, but not limited to, cells, plants, or seeds and products thereof, which is produced by a Licensed DEKALB Method or which, in the course of its manufacture, use, or sale would, in the absence of a license, infringe a Valid DEKALB Claim or the production of which involves the use of DEKALB Know-How or Licensed DEKALB Non- Patent Proprietary Materials, all in the Licensed Field.

         2.28 The term "MONSANTO Plasmid(s)," as used herein, means a transformation vector(s) which is supplied to DEKALB by MONSANTO prior to or during the term of this Agreement.

         2.29 The term "DEKALB Plasmid(s)," as used herein, means a transformation vector(s) which is supplied to MONSANTO by DEKALB prior to or during the term of this Agreement.

         2.30 The term "MONSANTO ROUNDUP READY(R) Gene Agreement" means the agreement between MONSANTO and the grower substantially in the form of the agreement attached hereto as Appendix D.

         2.31     The term "MONSANTO ROUNDUP READY(R) Gene Agreement
Fee" means the per Unit fee charged to the corn grower under the terms of the MONSANTO ROUNDUP READY(R) Gene Agreement [***].

         2.32 The term "MONSANTO ROUNDUP READY(R) Gene Agreement Revenue" means the total amount of MONSANTO ROUNDUP READY(R) Gene Agreement Fees received from licenses to corn growers for use of Licensed DEKALB Corn Products or Licensed

MONSANTO Corn Products during the applicable Fiscal Year, less the applicable Seed Service Fees [***].

         2.33 The term "ROUNDUP(R) Herbicide" means any Glyphosate formulation sold by MONSANTO that is registered for use on corn and includes the ROUNDUP(R) herbicide brand name or any other brand name designated by MONSANTO to DEKALB in writing from time to time.

         2.34 The term "ROUNDUP READY(R) Trademark Agreement" means the agreement between MONSANTO and DEKALB for use of the ROUNDUP READY(R) trademark attached hereto as Exhibit C.

         2.35 The term "Seed Services Fee," as used herein, means a fee paid for collecting the MONSANTO ROUNDUP READY(R) Gene Agreement Fee from growers.

         2.36     The term "Territory," as used herein, means the world.

         2.37 The term "Unit(s)," as used herein, means a quantity of approximately Eighty Thousand (80,000) kernels.

         2.38 The term "Valid DEKALB Claim," as used herein, means an issued claim of the Licensed DEKALB Patent Rights which has not been finally held invalid or unenforceable by a decision of a court or other authority of competent jurisdiction which is not appealable.

         2.39 The term "Valid MONSANTO Claim," as used herein, means an issued claim of the Licensed MONSANTO Patent Rights which has not been finally held invalid or unenforceable by a decision of a court or other authority of competent jurisdiction which is not appealable.

         2.40 The term "-branded," when used in conjunction with an entity's name, means a trademark or logo of that entity, whether registered or not, affixed to a product or product container, or used in advertising, promotion or other marketing of such a product.

         2.41 The term "Net Units," as used herein, means the number of Units sold of all Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products in arm's length sales to third parties after deduction of credits or allowances given or made for rejection or return of previously sold Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products. Where the product is covered under the present Agreement and under licenses that evolve from the Collaboration Agreement and License, the CaMV Promoter License Agreement or the Corn Borer-Protected Corn License Agreement, all three of even date herewith, "Net Units" must be calculated separately for each Agreement. The use by DEKALB or Affiliates, International Associates or sublicensees of DEKALB or MONSANTO of commercially reasonable amounts of Licensed DEKALB Corn Products or Licensed MONSANTO Corn Products for promotional sampling or replant shall not be included in Net Units.

                        SECTION 3 - CONVEYANCE OF RIGHTS

         3.01     LICENSE GRANT BY MONSANTO:
                  (a) Subject to the terms and conditions of this Agreement, MONSANTO hereby grants to DEKALB a royalty-bearing, non-exclusive, license under the Licensed MONSANTO Patent Rights, MONSANTO Know-How, Licensed MONSANTO Method and Licensed MONSANTO Non-patent Proprietary Materials, (1) to make, have made, and use Licensed DEKALB Corn Products in the Territory, (2) to sell DEKALB-branded Licensed DEKALB Corn Products in the Territory to corn growers who have entered into the MONSANTO ROUNDUP READY(R) Gene Agreement,
(3) to sublicense DEKALB's Affiliates and International Associates to make, have made, use and sell Licensed DEKALB Corn Products in the Territory to corn growers who have entered into the MONSANTO ROUNDUP READY(R) Gene Agreement, and [***]. No sublicensee hereunder shall have the right to further sublicense any rights hereunder.

                  (b) The sale and/or transfer of Licensed DEKALB Corn
Products or Licensed MONSANTO Corn Products to a corn grower shall require execution by the corn grower of the MONSANTO ROUNDUP READY(R) Gene Agreement and payment of the MONSANTO ROUNDUP READY(R) Gene Agreement Fee by such grower.
                  (c) In the event that MONSANTO [***]. MONSANTO shall, upon DEKALB's request, amend this Agreement and [***]

[***] MONSANTO shall promptly notify DEKALB [***].

         3.02 DISTRIBUTION OF LICENSED DEKALB CORN PRODUCTS AND LICENSED MONSANTO CORN PRODUCTS: Except as otherwise provided in [***] with respect to the sales of Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products hereunder in the Territory, DEKALB and its Affiliates and International Associates shall only be permitted to sell and distribute DEKALB-branded Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products.

         3.03 MARKING OF LICENSED DEKALB CORN PRODUCTS AND LICENSED MONSANTO CORN PRODUCTS:
                  (a) DEKALB and its Affiliates and International Associates and sublicensees shall conspicuously display on all packages containing Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products to be sold or transferred to permitted third-party growers or customers, the following notice (tailored to reflect the nature of the conveyance), or a notice having the same meaning and effect, with the blanks appropriately filled in to the extent such notice is applicable in the respective area:

                 THESE SEEDS ARE COVERED UNDER U.S. PATENTS ________________, ______________, _____________ AND ______________________. THE
                 PURCHASE OF THESE SEEDS CONVEYS NO LICENSE UNDER SAID PATENTS TO USE THESE SEEDS. A LICENSE MUST FIRST BE OBTAINED FROM MONSANTO COMPANY BEFORE THESE SEEDS CAN BE USED IN ANY WAY.

                  (b) Where transactions occur in countries whose primary language is not English, a translation of the notice in the appropriate language shall be used if appropriate or required by law.

         3.04     TRADEMARK USAGE:
                  (a) It is agreed that a trademark owned by MONSANTO relating to a Licensed DEKALB Corn Product in the Licensed Field shall be licensed to DEKALB, its Affiliates and International Associates and sublicensees on a non-exclusive basis pursuant to a trademark license agreement. The form of the trademark license agreement is attached hereto as Appendix B-M. The parties shall execute said license agreement when MONSANTO identifies the trademark which will be utilized. DEKALB and its Affiliates, International Associates and sublicensees shall conspicuously display said trademark on all seed packages of Licensed DEKALB Corn Products as well as on all promotional and advertising material for such Licensed DEKALB Corn Products in the manner specified in the trademark license agreement.
                  (b) In the event that MONSANTO should terminate such trademark agreement without cause, the obligation of DEKALB and its Affiliates and International Associates and sublicensees to display said trademark pursuant to Subsection 3.04(a) shall be waived.

         3.05     NO OTHER LICENSES:
                  (a) No license is granted by this Agreement under the Licensed MONSANTO Patent Rights or any other patent right by implication or otherwise to make, have made, use or sell, directly or by sublicense, Licensed DEKALB Corn Products for any use outside the Licensed Field.
                  (b) DEKALB shall not be licensed to commercialize a variety of Licensed DEKALB Corn Product or Licensed MONSANTO Corn Product [***].

         3.06 MONSANTO TO LICENSE GROWERS: MONSANTO shall directly license corn growers under the Licensed MONSANTO Patent Rights and Licensed DEKALB Patent Rights to use the Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products. The form of the MONSANTO ROUNDUP READY(R) Gene Agreement shall be used as agreed in and shall be substantially as set forth in Appendix D. The MONSANTO ROUNDUP READY(R) Gene Agreement Fee charged by MONSANTO, and the amount of the MONSANTO ROUNDUP READY(R) Gene Agreement Revenue, [***]

[***] Whether the MONSANTO ROUNDUP READY(R) Gene Agreement Fee and the MONSANTO ROUNDUP READY(R) Gene Agreement Revenue reasonably reflects the foregoing value [***]. The MONSANTO ROUNDUP READY(R) Gene Agreement Fee charged to any customers of MONSANTO or of any Affiliate, International Associate or sublicensee of MONSANTO, shall be no less than that charged to the customers of DEKALB and customers of its Affiliates, International Associates and sublicensees hereunder.

         3.07     DEKALB'S OBLIGATIONS:
                  (a)     Subject to Subsections 3.01(c) and 4.03,
DEKALB and its Affiliates, International Associates and sublicensees shall require in its agreements with dealers and distributors, by addendum to existing agreements and inclusion in future agreements, that its dealers and distributors have growers/purchasers of the Licensed DEKALB Corn Products or Licensed MONSANTO Corn Products execute the MONSANTO ROUNDUP READY(R) Gene Agreement, and DEKALB shall make all reasonable efforts to have each of its dealers and distributors comply with such requirements. The MONSANTO ROUNDUP READY(R) Gene Agreement shall be executed in quadruplicate. Each dealer or distributor shall retain a copy of the MONSANTO ROUNDUP READY(R) Gene Agreement, provide a copy to the grower (or the grower's authorized representative) and shall forward the others to:

        Signed original:              [neutral third party]

                                      __________________________________________

                                      __________________________________________

                                      __________________________________________


        Copy of the signed original with a DEKALB Genetics Corporation

        copy of the invoice to:            3100 Sycamore Road
                                           DeKalb, Illinois 60115
                                           Attention: Richard O. Ryan
                                           President and Chief Operating Officer

                 (b)   Subject to Subsection 3.01(c), DEKALB and its Affiliates,

International Associates and sublicensees shall obligate each dealer and distributor to invoice the grower for the MONSANTO ROUNDUP READY(R) Gene Agreement Fee at the time of sale of the Licensed DEKALB Corn Products or Licensed MONSANTO Corn Products. Each dealer and distributor shall also be obligated to remit the MONSANTO ROUNDUP READY(R) Gene Agreement Fees collected to DEKALB and its Affiliates, International Associates and sublicensees.
                  (c)     DEKALB and its Affiliates, International
Associates and sublicensees shall make efforts, consistent with its normal credit and collection policies and procedures, to collect such fees. Any amounts collected by DEKALB and its Affiliates, International Associates and sublicensees from its dealers and distributors which include MONSANTO ROUNDUP READY(R) Gene Agreement Fees due to MONSANTO shall be distributed between DEKALB and MONSANTO on a pro rata basis taking into consideration the relative total amounts due to both DEKALB and MONSANTO for the overall transaction.
                  (d)     Except to the extent provided for in
Subsection 3.07(c), if DEKALB or any of its Affiliates, International Associates and sublicensees are unable to collect the past due MONSANTO ROUNDUP READY(R) Gene Agreement Fees from its dealers and distributors, DEKALB or any of its Affiliates, International Associates and sublicensees shall not be liable to MONSANTO for such delinquent accounts. MONSANTO shall be permitted to independently pursue collection of such past due MONSANTO ROUNDUP READY(R) Gene Agreement Fees at its sole discretion.
                  (e) In the event that a dealer or distributor of Licensed DEKALB Corn Product or Licensed MONSANTO Corn Product breaches the obligation of Subsection 3.07(a) or 3.07(b) and the involved dealer or distributor does not cure such breach within a reasonable time, DEKALB and its Affiliates, International Associates and sublicensees, shall, at its election, either terminate its agreement with such dealer or distributor or modify such agreement so that the involved dealer or distributor is no longer involved in the sale of Licensed DEKALB Corn Products or Licensed MONSANTO Corn Products.
                  (f)     Breach of the requirements of Subsection
3.07(a) or 3.07(b) by dealers or distributors of Licensed DEKALB Corn Product or Licensed MONSANTO Corn Product shall not be considered a breach of this Agreement by DEKALB unless DEKALB encourages its dealers, distributors, Affiliates, International Associates or sublicensees to breach such obligations.

         3.08     MONSANTO'S OBLIGATIONS:
                  (a) MONSANTO shall obligate the neutral third party in its services agreement to (i) hold all information in confidence, except as authorized to release pursuant to this Agreement, and (ii) provide the involved licensees written notice of any release of the

MONSANTO ROUNDUP READY(R) Gene Agreement for the applicable grower pursuant to Subsection 3.08(c).
                  (b) The neutral third party shall be authorized to disclose to MONSANTO [***].
                  (c)     In the event that MONSANTO reasonably
suspects, based on credible evidence, that a licensed grower has breached the terms of the MONSANTO ROUNDUP READY(R) Gene Agreement, the neutral third party shall be authorized, upon written request by MONSANTO and upon the consent of DEKALB, which shall not be withheld upon disclosure of credible evidence by MONSANTO or otherwise unreasonably withheld, to release the original signed MONSANTO ROUNDUP READY(R) Gene Agreements to MONSANTO.
                  (d) MONSANTO shall impose on all Affiliates, International Associates and Hybrid Seed Companies sublicensed hereunder obligations consistent with the obligations imposed on DEKALB in Subsection 3.07.

         3.09     OTHER HERBICIDES:
                  (a) If DEKALB and/or its Affiliates or International Associates uses any Glyphosate containing herbicide or any other EPSP synthase inhibitor containing herbicide in connection with the corn crop produced from Licensed DEKALB Corn Product, the herbicide will be a ROUNDUP(R) branded herbicide labeled for use on ROUNDUP READY(R) corn (or other MONSANTO authorized glyphosate-containing herbicide). No other Glyphosate containing herbicide may be used with this patent-protected seed. This provision shall not limit the use of herbicide other than Glyphosate on such germplasm.
                  (b) The only Glyphosate or other EPSP synthase inhibitor herbicide that DEKALB shall promote for use on Licensed DEKALB Corn Product or Licensed MONSANTO Corn Products shall be ROUNDUP(R) Herbicide; provided, however that DEKALB and its Affiliates, International Associates and sublicensees shall not be obligated to undertake any advertising of ROUNDUP(R) Herbicide.

         3.10     LICENSE GRANT BY DEKALB:   Subject to the terms and
conditions of this Agreement, DEKALB hereby grants to MONSANTO a royalty-bearing, non-exclusive, license under the Licensed DEKALB Patent Rights, DEKALB Know-How, Licensed DEKALB Methods and Licensed DEKALB Non-patent Proprietary Materials, (a) to make, have made, and use Licensed MONSANTO Corn Products in the Territory, and (b) to sublicense Hybrid Seed Companies and MONSANTO's Affiliates and International Associates to make, have made, use and sell Licensed MONSANTO Corn Products in the Territory. No sublicensee hereunder shall have the right to further sublicense any rights hereunder.

         3.11     MARKING OF LICENSED MONSANTO CORN PRODUCTS:

                 (a) MONSANTO and its Affiliates, International Associates, and sublicensees shall conspicuously display on all packages containing Licensed MONSANTO Corn Products and Licensed DEKALB Corn Products to be sold or transferred to permitted third-party growers or customers, the following notice (tailored to reflect the nature of the conveyance), or a notice having the same meaning and effect, with the blanks appropriately filled in to the extent such notice is applicable in the respective area:

                 THESE SEEDS ARE COVERED UNDER U.S. PATENTS ________________, ______________, _____________ AND ______________________. THE
                 PURCHASE OF THESE SEEDS CONVEYS NO LICENSE UNDER SAID PATENTS TO USE THESE SEEDS. A LICENSE MUST FIRST BE OBTAINED FROM MONSANTO COMPANY BEFORE THESE SEEDS CAN BE USED IN ANY WAY.

                 (b) Where transactions occur in countries whose primary language is not English, a translation of the notice in the appropriate language shall be used if appropriate or required by law.

         3.12 NO OTHER LICENSES: No license is granted by this Agreement under the Licensed DEKALB Patent Rights or any other patent right by implication or otherwise to make, have made, use or sell, directly or by sublicense, any Licensed MONSANTO Corn Product for any use outside the Licensed Field.

         3.13    NO RIGHTS REGARDING PROPRIETARY GERMPLASM:
Notwithstanding anything in this Agreement to the contrary, no rights in proprietary corn inbreds or hybrids of either party are granted the other under this Agreement.

         3.14 FUTURE ACCESS: During the term of this Agreement, [***] shall have the right to [***] within the Licensed Field, either internally or with any third party, such that results of that [***] and rights flowing from that research, will not be subject to the grants under [***] of this Agreement.

               SECTION 4 - PAYMENTS, REPORTS AND RECORD RETENTION

         4.01 AMOUNT PAYABLE BY DEKALB: In consideration for the license rights granted by MONSANTO hereunder, DEKALB shall remit to MONSANTO the MONSANTO ROUNDUP READY(R) Gene Agreement Revenue owed to MONSANTO, if any, when calculated in accordance with the provisions contained in Subsection 4.08(a).

         4.02             AMOUNT PAYABLE BY MONSANTO:
                 (a) In consideration for selling Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products to corn growers licensed by MONSANTO to purchase and use such seed, DEKALB and its Affiliates and International Associates and sublicensees shall be permitted to retain a Seed Services Fee.
                 (b) The parties agree that the Seed Services Fee cannot be established as of the Effective Date of this Agreement. Therefore, the parties further agree that the Seed Services Fee shall be established by good faith negotiations between the parties. If despite such good faith negotiations, the parties cannot reach agreement on the terms of the Seed Services Fee, then determination of the Seed Services Fee shall be submitted to arbitration pursuant to the provisions of Subsection 10.15, if requested by either MONSANTO or DEKALB.
                 (c) In partial consideration for the license rights granted by DEKALB hereunder, until the obligation of MONSANTO to pay royalties to DEKALB expires, MONSANTO shall pay to DEKALB [***] of the MONSANTO ROUNDUP READY(R) Gene Agreement Revenue paid to MONSANTO by DEKALB and by any third party sublicensed under Licensed DEKALB Patent Rights or Licensed MONSANTO Patent Rights; and (ii) [***] Unit sold by DEKALB or any DEKALB or MONSANTO Affiliate and International Associate and sublicensee hereunder.

         4.03 [***] On a country-by-country basis, in the event MONSANTO grants licenses to any third parties for use within the Licensed Field [***] DEKALB and its Affiliates, International Associates and sublicensees shall be relieved of all of their obligations under this Agreement that are related to the use of the [***].

         4.04             [SUBSECTION NOT USED]

         4.05             FIRST COMMERCIAL SALE IN A COUNTRY:
                 (a) The parties shall promptly advise one another in writing of the first commercial sales of Licensed DEKALB Corn Products or Licensed MONSANTO Corn Products in each country of the Territory.
                 (b) At the time such first commercial sale is reported pursuant to Subsection 4.05(a), the reporting party shall briefly describe the relationship between the party and the entity making the first commercial sale.

         4.06             SUBLICENSE; NOTICE:   The parties shall promptly
advise one another in writing of each sublicense of Licensed MONSANTO Corn Products or Licensed DEKALB Corn Products.

         4.07             REPORTS:
                 (a) Within sixty (60) days after the end of each Fiscal Year, DEKALB shall provide MONSANTO with a written report of the Net Units of Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products sold by DEKALB and its Affiliates and International Associates and sublicensees during such Fiscal Year and the MONSANTO ROUNDUP READY(R) Gene Agreement Revenue received on licenses of Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products in the Licensed Field in the Territory under the Licensed DEKALB Patent Rights and Licensed MONSANTO Patent Rights. The report shall contain the determination of payments due MONSANTO based on such MONSANTO ROUNDUP READY(R) Gene Agreement Revenue or Net Units, as the case may be.
                 (b) Within sixty (60) days after the end of each Fiscal Year, MONSANTO shall provide DEKALB with a written report of the Net Units of Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products sold by MONSANTO and its Affiliates and International Associates and sublicensees during such Fiscal Year and the MONSANTO ROUNDUP READY(R) Gene Agreement Revenue received on licenses of Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products granted by MONSANTO in the Licensed Field in the Territory under the Licensed DEKALB Patent Rights or Licensed MONSANTO Patent Rights. The report shall contain the determination of payments due DEKALB based on such MONSANTO ROUNDUP READY(R) Gene Agreement Revenue or Net Units, as may be the case.

         4.08       PAYMENTS:
                    (a) After receipt of the reports pursuant to Subsection 4.07, each party shall offset amounts due from the other party against amounts due to the other party. Within ten (10) days after submission of the reports, the party having the duty to pay amounts remaining after the offset shall promptly make the payment then due. Payments shall be in United States dollars. Payments due on sales for Licensed MONSANTO Corn Products and Licensed DEKALB Corn Products sold outside the United States or on sublicenses granted outside the United States shall first be calculated in the foreign currency and then converted to United States dollars on the basis of the rate of exchange in effect for purchase of dollars at Chase Manhattan Bank, New
York, New York, on the last business day of the period for which royalties are due. Payments shall be without set off and free and clear of any taxes, duties, fees or charges other than withholding taxes, if any.
                    (b)     Each payment to MONSANTO hereunder shall be sent to:
                            (i)      MONSANTO's account by wire transfer:
                                     [***]
with a written notice of such wire transfer, or
                           (ii)      to another account in the United States
which MONSANTO may subsequently designate from time to time by notice to DEKALB.
                    (c)     Each payment to DEKALB hereunder shall be sent to:
                            (i)      DEKALB's account by wire transfer:
                                     [***]
with a written notice of such wire transfer, or
                           (ii)      to another account in the United States
which DEKALB may subsequently designate from time to time by notice to MONSANTO.

         4.09       RECORDS RETENTION:
                    (a) DEKALB agrees to keep, and shall cause its Affiliates and International Associates and sublicensees to keep, records showing the MONSANTO ROUNDUP READY(R) Gene Agreement Revenue received and the amount of Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products sold or otherwise transferred to third parties in sufficient detail to permit MONSANTO to confirm the accuracy of DEKALB's calculations and payment. MONSANTO agrees to keep, and shall cause its Affiliates and International

Associates and sublicensees to keep, records showing the MONSANTO ROUNDUP READY(R) Gene Agreement Revenue received and the amount of Licensed MONSANTO Corn Product and Licensed DEKALB Corn Product sold or otherwise transferred to third parties in sufficient detail to permit DEKALB to confirm the accuracy of MONSANTO's royalty calculations and payment. At either party's request, the other party shall permit an independent accountant appointed by the requesting party and reasonably acceptable to the other party to examine, not more often than once during any Fiscal Year and under appropriate confidentiality provisions, upon reasonable notice of at least ten (10) days and at reasonable times and in a manner that does not interfere unreasonably with the other party's business, such records solely to the extent necessary to verify the other party's calculations. Such records shall be kept and examination thereof shall be limited to a period of time no more than three (3) Fiscal Years immediately preceding the request for examination.
                    (b) The audit of the other party's records shall be at the requesting party's expense, provided that, if a net aggregate discrepancy of more than ten percent (10%) is found in favor of the other party, then the other party shall be obligated to reimburse the requesting party for the cost of the audit.

         4.10 LATE PAYMENT: Notwithstanding any other remedy available under the provisions of this Agreement, if any sum of money owed hereunder is not paid when due, the unpaid amount shall bear interest compounded quarterly, at an annual rate of one (1) percentage point above the prime rate quoted by Morgan Guaranty Trust Company of New York on the day payment was due, until paid.

         4.11       [***] MONSANTO ROUNDUP READY(R) GENE AGREEMENT FEE:
DEKALB shall have the option, to the extent it feels that the MONSANTO ROUNDUP READY(R) Gene Agreement Fee or other payments due hereunder [***] Licensed MONSANTO Corn Products or Licensed DEKALB Corn Products to the grower, of requesting a formal discussion with MONSANTO in accordance with [***] If the parties fail to reach agreement after such discussion, DEKALB shall have the [***]

         4.12       EFFECT OF TERMINATION OF THE INVESTMENT AGREEMENT:
              (a) Upon termination of the Investment Agreement between MONSANTO and DEKALB of even date hereof before the termination of the Collaboration Agreement and License between MONSANTO and DEKALB of even date hereof, because of (1) the issuance by any governmental authority of any order or decree requiring MONSANTO to terminate the Investment Agreement, which order or decree resulted from MONSANTO's voluntary action, or (2) the termination of the Investment Agreement by MONSANTO other than for Cause, as defined in the Investment Agreement in Subsection 9.1.6, then (i) Subsection 4.02(c) shall be modified so that the term [***] shall replace the term [***] and the term [***] shall replace the term [***] and (ii) Subsection 4.03 shall be amended to provide that DEKALB shall receive [***] of the royalties and MONSANTO shall receive [***] of the royalties paid, if any.
                 (b) Upon termination of the Investment Agreement between MONSANTO and DEKALB of even date hereof before the termination of the Collaboration Agreement and License between DEKALB and MONSANTO of even date hereof because of the issuance by any governmental authority of any order or decree requiring DEKALB to terminate the Investment Agreement, which order or decree resulted from DEKALB's voluntary action, (i) Subsection 4.02(c) shall be modified so that the term [***] shall replace the term [***] and the term [***] shall replace the term [***] and (ii) Subsection 4.03 shall be amended to provide that MONSANTO shall receive [***] of the royalties and DEKALB shall receive [***] of the royalties paid, if any.

         4.13             MOST FAVORED LICENSEE STATUS:
                 (a) If MONSANTO has granted or subsequently grants a license under the Licensed Patent Rights to a third party having terms which considered as a whole are more favorable to the licensee than the terms granted to DEKALB considered as a whole, then MONSANTO shall promptly advise DEKALB as to such more favorable terms. DEKALB shall, at its election, be entitled upon notice to MONSANTO to have this Agreement amended to substitute such third-party terms for the terms of this Agreement as of the date upon which such license containing the more favorable terms shall have become effective; provided however that, DEKALB also agrees to have the Agreement amended to contain any additional obligations that are recited in such license containing the more favorable terms.
                 (b) In the event MONSANTO shall at any time while this Agreement is in effect be compelled by applicable law to issue licenses under the Licensed Patent Rights in the Licensed Field to any other person with royalty terms more favorable than those granted to DEKALB hereunder, MONSANTO shall inform DEKALB of the order compelling any such licenses and shall offer the royalties only with respect to the country or countries wherein such compulsory licenses have been ordered so that the new royalty terms shall be no less favorable to DEKALB than those granted to any third party under any such compulsory license.
                 (c) Nothing in this Subsection shall entitle DEKALB to any retroactive adjustment, reduction in royalty, or other relief from any of the provisions of this Agreement merely because MONSANTO shall commence proceedings against a third party who shall infringe the Licensed Patent Rights, which proceedings shall be resolved by the third party becoming licensed under the Licensed Patent Rights, so long as such subsequent license agreement shall, at least prospectively, impose upon such third party terms as to royalty no more favorable than the royalty terms imposed upon DEKALB under this Agreement.
                 (d) If DEKALB has granted or subsequently grants a license under the Licensed Patent Rights to a third party having terms which considered as a whole are more favorable to the licensee than the terms granted to MONSANTO considered as a whole, then DEKALB shall promptly advise MONSANTO as to such more favorable terms. MONSANTO shall, at its election, be entitled upon notice to DEKALB to have this Agreement amended to substitute such third-party terms for the terms of this Agreement as of the date upon which such license containing the more favorable terms shall have become effective; provided however that, MONSANTO also agrees to have the Agreement amended to contain any additional obligations that are recited in such license containing the more favorable terms.
                 (e) In the event DEKALB shall at any time while this Agreement is in effect be compelled by applicable law to issue licenses under the Licensed Patent Rights in the Licensed Field to any other person with royalty terms more favorable than those granted to MONSANTO hereunder, DEKALB shall inform MONSANTO of the order compelling any such licenses and shall offer the royalties only with respect to the country or countries wherein such compulsory licenses have been ordered so that the new royalty terms shall be no less favorable to MONSANTO than those granted to any third party under any such compulsory license.
                 (f) Nothing in this Subsection shall entitle MONSANTO to any retroactive adjustment, reduction in royalty, or other relief from any of the provisions of this Agreement merely because DEKALB shall commence proceedings against a third party who shall infringe the Licensed Patent Rights, which proceedings shall be resolved by the third party becoming licensed under the Licensed Patent Rights, so long as such subsequent license agreement shall, at least prospectively, impose upon such third party terms as to royalty no more favorable than the royalty terms imposed upon MONSANTO under this Agreement.


            SECTION 5 - REGULATORY APPROVAL AND PRODUCT REGISTRATION

         5.01 REGULATORY APPROVALS: This Agreement does not obligate either party to undertake any regulatory approvals or product registrations. Each party shall bear its own cost of undertaking such approvals or registrations it seeks.

         5.02 REQUEST FOR INFORMATION BY DEKALB: Subject to the provisions of Subsection 5.01, MONSANTO shall, at the reasonable request of DEKALB, provide assistance to DEKALB in seeking such regulatory approvals and/or product registrations, including data, studies and any applicable regulatory filings which MONSANTO may have in its possession; provided, however, that MONSANTO shall not be obligated to conduct any new experiments or other work with respect to any such request by DEKALB.

         5.03 REQUEST FOR INFORMATION BY MONSANTO: Subject to the provisions of Subsection 5.01, DEKALB shall, at the reasonable request of MONSANTO, provide assistance to MONSANTO in seeking such regulatory approvals and/or product registrations, including data, studies and any applicable regulatory filings which DEKALB may have in its possession; provided, however, that DEKALB shall not be obligated to conduct any new experiments or other work with respect to any such request by MONSANTO.

          SECTION 6 - PATENT PROCUREMENT, ENFORCEMENT AND INFRINGEMENT

         6.01 PATENT PROCUREMENT: MONSANTO shall have the exclusive right to apply for, and seek issuance of, maintain or abandon any or all of the Licensed MONSANTO Patent Rights. DEKALB shall have the exclusive right to apply for, and seek issuance of, maintain or abandon any or all of the Licensed DEKALB Patent Rights.

         6.02             PATENT ENFORCEMENT:
                          (a)     DEKALB and MONSANTO shall each give prompt
notice to the other of any infringement of the Licensed MONSANTO Patent Rights or of the Licensed DEKALB Patent Rights within the Licensed Field which may come to its attention.
                          (b)     MONSANTO shall have the exclusive right (but
not the obligation) to institute and conduct legal action against third-party infringers of the Licensed MONSANTO Patent Rights, and to enter into settlement agreements as a way of responding to any infringements as may be deemed appropriate by MONSANTO. MONSANTO shall receive the full benefits of any action it takes pursuant to this Subsection 6.02 ; provided however, that once any attorney's fees and other reasonable costs incurred in conducting such legal action have been deducted from any recovery obtained from enforcement of Licensed MONSANTO Patent Rights which arise, MONSANTO shall pay to DEKALB its pro rata portion of such recovery, calculated in accordance with the terms of this Agreement as they apply to amounts received pursuant to the applicable Licensed MONSANTO Patent Rights.
                          (c)     If the activities of the third party
infringing the Licensed MONSANTO Patent Rights result in a material adverse effect on the business of DEKALB or any of its Affiliates, International Associates and sublicensees and at the end of One Hundred and Eighty (180) days from the receipt of notice from DEKALB of such infringement, the third party is both unlicensed under the Licensed MONSANTO Patent Rights and is engaging in activities which are an infringement of the Licensed MONSANTO Patent Rights, and

MONSANTO has not brought a suit, action or other proceeding for infringement against such third party, then DEKALB and all of its Affiliates, International Associates and sublicensees shall be excused from making the payments otherwise due hereunder with respect to revenues derived from sales of Licensed DEKALB Corn Products or Licensed MONSANTO Corn Products in the country in which where the competitive infringing activity occurs. Such excuse from payment shall arise only as to sales of the affected Licensed DEKALB Corn Products or Licensed MONSANTO Corn Products in the country in which the infringing products are sold and shall continue only for so long as the infringing products continue to be infringing and to so compete with such Licensed DEKALB Corn Products or Licensed MONSANTO Corn Products unchallenged by an infringement suit, action or other proceeding brought by MONSANTO. If the infringing activities of more than one third party result in a material adverse effect, then MONSANTO will fulfill its obligation under this Subsection through litigation with only one such third party at a time.
                          (d)     DEKALB shall have the exclusive right (but
not the obligation) to institute and conduct legal action against third-party infringers of the Licensed DEKALB Patent Rights, and to enter into settlement agreements as a way of responding to any infringements as may be deemed appropriate by DEKALB. DEKALB shall receive the full benefits of any action it takes pursuant to this Subsection 6.02; provided however, that once any attorney's fees and other reasonable costs incurred in conducting such legal action have been deducted from any recovery obtained from enforcement of Licensed DEKALB Patent Rights which arise, DEKALB shall pay to MONSANTO its pro rata portion of such recovery, calculated in accordance with the terms of this Agreement as they apply to amounts received pursuant to the applicable Licensed DEKALB Patent Rights.
                          (e)     If the activities of the third party
infringing the Licensed DEKALB Patent Rights party result in a material adverse effect on the business of MONSANTO's Affiliates, International Associates and sublicensees and at the end of One Hundred and Eighty (180) days from the receipt of notice from MONSANTO of such infringement, the third party is both unlicensed under the Licensed DEKALB Patent Rights and is engaging in activities which are an infringement of the Licensed DEKALB Patent Rights, and DEKALB has not brought a suit, action or other proceeding for infringement against such third party, then MONSANTO and its Affiliates, International Associates and sublicenses shall be excused from making the payments otherwise due hereunder with respect to revenues derived from sublicenses of Licensed MONSANTO Corn Products or Licensed DEKALB Corn Products in the country in which the competitive infringing activity occurs. Such excuse from payment shall arise only as to sales by Affiliates, International Associates and sublicensees of the affected Licensed DEKALB Corn Products or Licensed MONSANTO Corn Products in the country in which the infringing products are sold and shall continue only for so long as the infringing products continue to be infringing and to so compete with such Licensed MONSANTO Corn Products or Licensed

DEKALB Corn Products unchallenged by an infringement suit, action or other proceeding brought by DEKALB. If the infringing activities of more than one third party result in a material adverse effect, then DEKALB will fulfill its obligation under this Subsection through litigation with only one such third party at a time.
                          (f)     DEKALB shall not have the right (by operation
of law or otherwise) to enforce any Licensed MONSANTO Patent Right licensed hereunder against any alleged infringer. MONSANTO shall not have the right (by operation of law or otherwise) to enforce any Licensed DEKALB Patent Right licensed hereunder against any alleged infringer.

                     SECTION 7 - WARRANTIES AND LIABILITIES

         7.01    REPRESENTATIONS AND WARRANTIES:
                 (a)    MONSANTO represents and warrants that:
                        (i)      it is the owner or licensee of the
                                 Licensed MONSANTO Patent Rights to
                                 the extent required for the grant of
                                 rights contained herein;
                        (ii) Appendix A-M lists the MONSANTO-owned patent applications and patents known to or believed by MONSANTO to be necessary to make, have made, use, or sell Licensed DEKALB Corn Products and that, to the extent any patent necessary to make, have made, use, or sell the Licensed DEKALB Products issues to or is controlled by MONSANTO during the term of this Agreement that is not listed in Appendix A-M, DEKALB shall be entitled to continue to make, have made, use, or sell the Licensed DEKALB Corn Products without paying additional royalty;
                        (iii)    it has not previously granted, and
                                 will not grant to any third party
                                 during the term of this Agreement,
                                 any rights and licenses under the
                                 Licensed MONSANTO Patent Rights that
                                 are in conflict with the rights
                                 granted to DEKALB herein; and
                        (iv)     it has full power, right and
                                 authority to enter into and carry
                                 out its obligations under this
                                 Agreement.
                 (b)    DEKALB represents and warrants that:
                        (i)      it is the owner or licensee of the
                                 Licensed DEKALB Patent Rights to the
                                 extent required for the grant of
                                 rights contained herein;

                        (ii)     Appendix A-D lists the DEKALB-owned
                                 patent applications and patents
                                 known to or believed by DEKALB to be
                                 necessary to make, have made, use,
                                 or sell Licensed MONSANTO Corn
                                 Products and that, to the extent any
                                 patent necessary to make, have made,
                                 use, or sell the Licensed MONSANTO
                                 Products issues to or is controlled
                                 by DEKALB during the term of this
                                 Agreement that is not listed in
                                 Appendix A-D, MONSANTO shall be
                                 entitled to continue to make, have
                                 made, use, or sell the Licensed
                                 MONSANTO Corn Products without
                                 paying additional royalty;
                        (iii)    it has not previously granted, and
                                 will not grant to any third party
                                 during the term of this Agreement,
                                 any rights and licenses under the
                                 Licensed DEKALB Patent Rights that
                                 are in conflict with the rights
                                 granted to MONSANTO herein; and
                        (iv)     it has full power, right and
                                 authority to enter into and carry
                                 out its obligations under this
                                 Agreement.

         7.02         NO OTHER WARRANTIES:
                      (a)     EXCEPT FOR THE EXPRESS WARRANTIES IN
SUBSECTION 7.01, MONSANTO MAKES NO WARRANTIES REGARDING THE LICENSED MONSANTO PATENT RIGHTS (INCLUDING, WITHOUT LIMITATION, THE VALIDITY OR SCOPE OF THE LICENSED MONSANTO PATENT RIGHTS) OR THE LICENSED DEKALB CORN PRODUCTS (INCLUDING, WITHOUT LIMITATION, THE NON-INFRINGEMENT OF THE LICENSED DEKALB CORN PRODUCTS ON THIRD PARTY PATENT RIGHTS) OR OTHERWISE, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW.
                      (b)     EXCEPT FOR THE EXPRESS WARRANTIES IN
SUBSECTION 7.01, DEKALB MAKES NO WARRANTIES REGARDING THE LICENSED DEKALB PATENT RIGHTS (INCLUDING, WITHOUT LIMITATION, THE VALIDITY OR SCOPE OF THE LICENSED DEKALB PATENT RIGHTS) OR THE LICENSED MONSANTO CORN PRODUCTS (INCLUDING, WITHOUT LIMITATION, THE NON-INFRINGEMENT OF THE LICENSED MONSANTO CORN PRODUCTS ON THIRD PARTY PATENT RIGHTS) OR OTHERWISE, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW.

         7.03         INDEMNIFICATION:

                      (a) EXCEPT TO THE EXTENT OR CAUSED BY MONSANTO'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, DEKALB SHALL DEFEND AND INDEMNIFY MONSANTO AGAINST, AND HOLD MONSANTO AND ITS EMPLOYEES, DIRECTORS, OFFICERS AND AGENTS HARMLESS FROM, ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING COURT COSTS AND REASONABLE FEES OF ATTORNEYS AND OTHER PROFESSIONALS) INCURRED FROM ANY CLAIM ARISING OR ALLEGED TO ARISE OUT OF THE MANUFACTURE, USE, DISTRIBUTION OR SALE OF ANY LICENSED DEKALB CORN PRODUCT BY DEKALB OR ANY DEKALB LICENSEE, AFFILIATE OR INTERNATIONAL ASSOCIATE; PROVIDED, HOWEVER, THAT (I) DEKALB SHALL HAVE SOLE CONTROL OF SUCH DEFENSE, AND (II) MONSANTO SHALL PROVIDE NOTICE PROMPTLY TO DEKALB OF ANY ACTUAL OR THREATENED CLAIM OF WHICH MONSANTO BECOMES AWARE.
                      (b)     EXCEPT TO THE EXTENT OR CAUSED BY DEKALB'S
GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, MONSANTO SHALL DEFEND AND INDEMNIFY DEKALB AGAINST, AND HOLD DEKALB AND ITS EMPLOYEES, DIRECTORS, OFFICERS AND AGENTS HARMLESS FROM, ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING COURT COSTS AND REASONABLE FEES OF ATTORNEYS AND OTHER PROFESSIONALS) INCURRED FROM ANY CLAIM ARISING OR ALLEGED TO ARISE OUT OF THE MANUFACTURE, USE, DISTRIBUTION OR SALE OF ANY LICENSED MONSANTO CORN PRODUCT BY MONSANTO OR ANY MONSANTO LICENSEE, AFFILIATE OR INTERNATIONAL ASSOCIATE; PROVIDED, HOWEVER, THAT (I) MONSANTO SHALL HAVE SOLE CONTROL OF SUCH DEFENSE, AND (II) DEKALB SHALL PROVIDE NOTICE PROMPTLY TO MONSANTO OF ANY ACTUAL OR THREATENED CLAIM OF WHICH DEKALB BECOMES AWARE.

                      (c) (1) MONSANTO AND ITS EMPLOYEES, DIRECTORS, OFFICERS, AGENTS, ASSIGNS, AND SUCCESSORS (COLLECTIVELY "MONSANTO AND ITS AFFILIATES") SHALL INDEMNIFY AND HOLD HARMLESS DEKALB AND ITS EMPLOYEES, DIRECTORS, OFFICERS, AGENTS, ASSIGNS, AND SUCCESSORS (COLLECTIVELY "DEKALB AND ITS AFFILIATES") FROM ANY LOSS, COST, LIABILITY OR EXPENSE INCURRED FROM ANY CLAIM ARISING OUT OF, ALLEGED TO ARISE OUT OF, OR RELATING TO DEKALB'S AGREEMENT TO PERFORM OR PERFORMANCE OF ANY ONE OR MORE OF THE TERMS OR CONDITIONS SET FORTH IN SUBSECTION 3.07, SUBSECTION 3.09 AND APPENDIX D OF THIS AGREEMENT. SUCH LOSS, COST, LIABILITY, OR EXPENSE SHALL INCLUDE, WITHOUT LIMITATION, ALL OBLIGATIONS INCURRED BY DEKALB: (i) AS ACTUAL DAMAGES; (ii) AS SPECIAL ASSESSMENTS, INCLUDING, WITHOUT LIMITATION, EXEMPLARY DAMAGES, MULTIPLE DAMAGES, AND/OR THE COSTS AND ATTORNEYS' FEES OF THIRD PERSONS, (iii) AS DEFENSE COSTS, INCLUDING ATTORNEYS' AND EXPERT WITNESS FEES AND

EXPENSES; (iv) IN SETTLEMENT OF ANY DEMAND, CLAIM, PROCEEDINGS, OR INVESTIGATION; AND (v) IN ORDER TO COMPLY WITH ANY INJUNCTION OR SIMILAR ORDER.

                              (2)  IN ORDER TO PROVIDE FOR JUST AND
EQUITABLE CONTRIBUTION IN CIRCUMSTANCES UNDER WHICH THE INDEMNIFICATION PROVIDED HEREIN IS FOR ANY REASON HELD UNAVAILABLE, MONSANTO AND ITS AFFILIATES SHALL CONTRIBUTE TO THE LOSSES, COSTS, LIABILITIES, AND EXPENSES BY DEKALB AND ITS AFFILIATES (AS, WITHOUT LIMITATION, SET FORTH IN SUBPARAGRAPH (c) (1) IN SUCH PROPORTION AS REFLECTS THE ENTIRE SUCH AGGREGATE AMOUNT LESS AN AMOUNT EQUAL TO THE NET ECONOMIC BENEFIT TO DEKALB THAT RESULTED SOLELY FROM DEKALB'S AGREEMENT TO PERFORM OR PERFORMANCE OF THE TERMS AND CONDITIONS SET FORTH IN SUBSECTION 3.07, SUBSECTION 3.09 AND APPENDIX D OF THIS AGREEMENT, WHICH LATTER AMOUNT SHALL NOT EXCEED TEN PERCENT (10%) OF DEKALB'S NET SALES IN CONNECTION WITH WHICH AN AGREEMENT AS SET FORTH IN APPENDIX D WAS EXECUTED.


         7.04         LIMITED LIABILITY:  EXCEPT TO THE EXTENT PROVIDED FOR
IN SUBSECTION 7.03 ABOVE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, INTERRUPTION OF BUSINESS, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND SUFFERED BY SUCH OTHER PARTY FOR BREACH HEREOF, WHETHER BASED ON CONTRACT OR TORT CLAIMS OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS.

                        SECTION 8 - TERM AND TERMINATION

         8.01         TERM:
                      (a) The term of this Agreement shall begin upon the closing of the Investment Agreement between MONSANTO and DEKALB of even date (the "Effective Date"), and shall end upon expiration, revocation, abandonment or invalidation of the last-to-expire patent within the Licensed MONSANTO Patent Rights and the Licensed DEKALB Patent Rights, unless terminated sooner in accordance with this Section 8. Upon expiration, revocation, abandonment or invalidation of the last-to-expire U.S. patent within the Licensed MONSANTO Patent Rights or Licensed DEKALB Patent Rights, DEKALB and MONSANTO and any of their Affiliates, International Associates and sublicensees shall have a paid up license in all countries of the Territory except those countries where patents included within the Licensed MONSANTO Patent Rights or Licensed DEKALB Patent Rights shall then still be in effect.

                      (b) In those countries of the Territory where Licensed MONSANTO Patent Rights or Licensed DEKALB Patent Rights extend beyond the term of the Licensed MONSANTO Patent Rights or Licensed DEKALB Patent Rights in the United States, DEKALB and MONSANTO and all of their Affiliates, International Associates and sublicensees shall have a paid-up license, on a country by country basis, upon expiration, revocation, abandonment or invalidation of such Licensed MONSANTO Patent Rights and Licensed DEKALB Patent Rights in the respective ex.-U.S. country.

         8.02         TERMINATION OF AGREEMENT FOR BREACH:
                      (a) Either party may terminate this Agreement upon at least sixty (60) days written notice to the other party should the other party commit a material breach of its obligations or be in material default under any of the provisions of this Agreement, provided that the other party has failed to cure the breach or default (or, if such breach or default cannot be cured within the sixty (60) day period, the other party has not taken reasonable steps to cure the breach or default) within the same sixty (60) day notice period.
                      (b) Notwithstanding a party's right to terminate this Agreement as a result of a non-cured material breach by the other party, the non-breaching party shall not be prevented from seeking any other remedy which may be available to it in equity, including specific performance on the part of the party in breach.

         8.03 INSOLVENCY: Either party may terminate this Agreement if, at any time:
                      (a) the other party makes an assignment for the benefit of creditors or admits in writing its inability generally to pay or is generally not paying its debts as such debts become due;
                      (b) any decree or order for relief is entered against the other party under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law;
                      (c) the other party petitions for, applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official, of such other party or any substantial part of its assets, or commences a voluntary case under the bankruptcy law of any jurisdiction;
                      (d) any such petition or application is filed, or any such proceedings are commenced, against the other party and such other party by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order for relief, order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or
                      (e) any order, judgment or decree is entered in any proceedings against the other party decreeing the dissolution of such other party and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

         8.04         EFFECTS OF TERMINATION/SURVIVAL:
                      (a) Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to or upon such expiration or termination. Accordingly, Subsections 7.03 and 7.04 and Section 9 shall survive expiration or termination of this Agreement and neither party shall be relieved of any payment obligation that may have accrued prior to or subsequent to such expiration or termination.
                      (b) Upon an early termination of this Agreement, DEKALB and its Affiliates and International Associates and sublicensees shall be entitled to sell remaining inventories of any Licensed DEKALB Corn Products which are already in its or their possession or then under production, and MONSANTO and its Affiliates and International Associates and sublicensees shall be entitled to sell remaining inventories of any Licensed MONSANTO Corn Products which are already in its or their possession or then under production. Such sales shall be in accordance with this Agreement, and the parties shall continue to be obligated to make all applicable payments hereunder. Thereafter
(A) any remaining Licensed DEKALB Corn Products which are not intended to be sold, and all materials and information relating to or provided by MONSANTO, if any, shall be destroyed or shall be returned, respectively, and the destruction shall be certified to MONSANTO by a representative of DEKALB and (B) any remaining Licensed MONSANTO Corn Products which are not intended to be sold, and all materials and information relating to or provided by DEKALB, if any, shall be destroyed or shall be returned, respectively, and the destruction shall be certified to DEKALB by a representative of MONSANTO.

                          SECTION 9 - CONFIDENTIALITY

         9.01 CONFIDENTIAL INFORMATION: The parties have previously disclosed, and it is anticipated that it will be necessary, in connection with their obligations under this Agreement, for DEKALB and MONSANTO to disclose to each other Confidential Information. The Confidential Information shall include, but shall not be limited to, information disclosed in writing or other tangible form, including samples of materials.

         9.02         CONFIDENTIALITY AND LIMITED USE:
                      (a) With respect to all Confidential Information, both DEKALB and MONSANTO agree as follows, it being understood that "recipient" indicates the party receiving the confidential, proprietary information from the other "disclosing" party. Confidential Information disclosed to the recipient shall remain the property of the disclosing party and shall be maintained in confidence by the recipient with the same care and diligence as the recipient maintains its own Confidential Information. Confidential Information shall not be disclosed to third parties by the recipient, and further shall not be used except for purposes contemplated in this Agreement. All confidentiality and limited use obligations with respect to the Confidential Information shall terminate ten (10) years after the termination date of this Agreement.
                      (b)     Notwithstanding any provision to the
contrary, a party may disclose the Confidential Information of the other party:
(i) in connection with an order of a court or other government body or as otherwise required by or in compliance with law or regulations; provided that the party required to disclose provides the other party with notice and takes reasonable measures to obtain confidential treatment thereof; (ii) in confidence to recipient's attorneys, accountants, banks and financial sources and its advisors; or (iii) in confidence, in connection with the sale of substantially all the business assets to which this Agreement relates, so long as, in each case, the entity to which disclosure is made is bound to confidentiality on terms consistent with those set forth herein.
                      (c)     Notwithstanding any provision to the
contrary, a party seeking to make a disclosure to an entity not bound to confidentiality on terms consistent with those set forth herein shall first provide to the other party a copy of the material proposed to be disclosed and shall obtain the consent of the other party before making the disclosure, which consent shall not be unreasonably withheld.

         9.03 EXCEPTIONS: The obligations of confidentiality and limited use shall not apply to any of the Confidential Information which:
                      (a) is publicly available by publication or other documented means or later becomes likewise publicly available through no act or fault of recipient; or
                      (b) is already known to recipient before receipt from the disclosing party, as demonstrated by recipient's written records; or
                      (c) is made known to recipient by a third party who did not obtain it directly or indirectly from the disclosing party and who does not obligate recipient to hold it in confidence; or
                      (d) is independently developed by the recipient as evidenced by credible written research records of recipient's employees or agents who did not have access to the disclosing party's Confidential Information. Specific information should not be deemed to be within any of these exclusions merely because it is embraced by more general information falling within these exclusions.

         9.04 DISCLOSURES TO PERSONNEL: Recipient agrees to advise those of its officers, directors, employees, associates, agents, consultants, Affiliates, and International Associates who become aware of the Confidential Information, of these confidentiality and limited use obligations and agrees, prior to any disclosure of Confidential Information to such individuals or entities, to make them bound by obligations of confidentiality and limited use of the same stringency as those contained in this Agreement.

         9.05 RETURN OF CONFIDENTIAL INFORMATION: Upon termination of this Agreement, originals and copies of Confidential Information in written or other tangible form will be returned to the disclosing party by recipient or destroyed by recipient. One copy of each document may be retained in the custody of the recipient's legal counsel solely to provide a record of what disclosures were made.

         9.06 CONFIDENTIAL STATUS OF AGREEMENT: The terms of this Agreement shall be deemed to be Confidential Information and shall be dealt with according to the confidentiality requirements of this Section 9. Neither party will make public disclosures concerning specific terms of this Agreement without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld and except as may be necessary, in the opinion of counsel of the party making the disclosure, to comply with the requirements of any stock exchange or over-the-counter market on which the shares of such party may be listed or of any law, governmental regulation or order. If a party determines that such a disclosure is necessary, it shall promptly notify the other party so that the other party can obtain confidential treatment of its Confidential Information.

                           SECTION 10 - MISCELLANEOUS

         10.01 NOTICES: Any notice or other communication required or permitted to be given by either party under this Agreement shall be given in writing and shall be effective when delivered, if delivered by hand or by electronic facsimile or five days after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, addressed to each party at the following addresses or such other address as may be designated by notice pursuant to this Subsection 10.01:

         If to MONSANTO:          Monsanto Company
                                  800 North Lindbergh Boulevard
                                  St. Louis, Missouri 63167

                                  Attention:       Robert T. Fraley, Ph.D.
                                                   President, Ceregen

                                  Facsimile:       (314) 694-7771
         with a copy to:          Monsanto Company
                                  700 Chesterfield Pkwy North
                                  St. Louis, Missouri 63198

                                  Attention:     Patent Counsel, Ceregen
                                                 Monsanto Company
                                                 Mail Code BB4F

                                  Facsimile:     (314) 537-6047

         and to:                        Monsanto Company
                                  700 Chesterfield Pkwy North
                                  St. Louis, Missouri 63198

                                  Attention:     William M. Ziegler
                                                 Business Director, Corn and
                                                 Soybeans
                                                 Mail Code BB4D

                                  Facsimile:     (314) 537-6047

         If to DEKALB:            DEKALB Genetics Corporation
                                  3100 Sycamore Road
                                  DeKalb, Illinois 60115
                                  Attention:     Richard O. Ryan
                                                 President and Chief Operating
                                                 Officer

                                  Facsimile:     (815) 758-3711

         with a copy to:          DEKALB Genetics Corporation
                                  3100 Sycamore Road
                                  DeKalb, Illinois 60115
                                  Attention:     John H. Witmer, Jr.
                                                 Senior Vice President and
                                                 General Counsel

                                  Facsimile:     (815) 758-6953

         and to:                        DEKALB Genetics Corporation
                                  62 Maritime Drive
                                  Mystic, Conn. 06355
                                  Attention:     Catherine J. Mackey, Ph.D.
                                                 Vice President, Research

                                  Facsimile:     (860) 572-5241

         10.02 PROVISIONS CONTRARY TO LAW: In performing this Agreement, the parties shall comply with all applicable laws and regulations. Nothing in this Agreement shall be construed so as to require the violation of any law, and wherever there is any conflict between any provision of this Agreement and any law the law shall prevail, but in such event the affected provision of this Agreement shall be affected only to the extent necessary to bring it within the applicable law.

         10.03   FORCE MAJEURE:
                          (a)     Neither of the parties shall be liable for
any default or delay in performance of any obligation under this Agreement caused by any of the following: Act of God, war, riot, fire, explosion, accident, flood, sabotage, compliance with governmental requests, laws, regulations, orders or actions, national defense requirements or any other event beyond the reasonable control of such party; or labor trouble, strike, lockout or injunction

(provided that neither of the parties shall be required to settle a labor dispute against its own best judgment).
                          (b)     The party invoking this Subsection 10.03
shall give the other party written notice and full particulars of such force majeure event.
                          (c)     Both MONSANTO and DEKALB shall use reasonable
efforts to mitigate the effects of any force majeure on their respective parts.

         10.04 RELATIONSHIP OF THE PARTIES: Notwithstanding any provision hereof, for all purposes of this Agreement each party shall be and act as an independent contractor and not as partner, joint venturer or agent of the other and shall not bind nor attempt to bind the other to any contract, without the prior written consent of the party to be bound.

         10.05 USE OF NAMES: Unless otherwise required by the terms of this Agreement, neither party shall use the name of the other in any promotional materials or advertising without the prior written consent of the other.

         10.06   ASSIGNABILITY AND CHANGE IN CONTROL:
                          (a)     The rights acquired herein by DEKALB are not
assignable or transferable in whole or part (by operation of law or otherwise) to any third party without the prior written consent of MONSANTO, except as provided in Subsection 10.06(d).
                          (b)     The rights acquired herein by MONSANTO are
not assignable or transferable in whole or part (by operation of law or otherwise) to any third party without the prior written consent of DEKALB, except as provided in Subsection 10.06(e).
                          (c)     Any transfer, assignment or delegation made
or attempted in violation of this Subsection 10.06 shall be void ab initio and of no effect.
                          (d)     Upon any change in control of DEKALB (by
acquisition, merger, consolidation or otherwise) resulting in, direct or indirect, ownership of the voting stock of DEKALB at a level of greater than fifty percent (50%) by a single entity or by two or more entities acting together or, control as a consequence of a shareholder agreement, joint venture agreement or other agreement, DEKALB may assign its rights hereunder to any such successor(s) in interest; Upon any such change of control, payments under Subsection 4.02(c) shall [***] of the ROUNDUP READY(R) Gene Agreement Revenue, and (ii) [***] and if Subsection 4.03 is applicable, DEKALB would receive [***] of the royalty and other consideration. This Subsection 10.06(d) shall not apply to any such change in control in which Monsanto becomes the controlling party.
                          (e)     Upon any change in control of MONSANTO (by
acquisition, merger, consolidation or otherwise) resulting in, direct or indirect, ownership of the voting stock of MONSANTO at a level of greater than fifty percent (50%) by a single entity or by two or more entities acting together or, control as a consequence of a shareholder agreement, joint venture agreement or other agreement, MONSANTO may assign its rights hereunder to any such successor(s) in interest; Upon any such change in control payments under Subsection 4.02(c) shall [***] of the ROUNDUP READY(R) Gene Agreement Revenue, and (ii) [***] and if Subsection 4.03 is applicable, DEKALB would receive [***] of the royalty and other consideration.

         10.07 ENTIRE AGREEMENT; AMENDMENTS; WAIVER: This Agreement constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing or performance, shall be deemed to constitute a continuing waiver of any other breach or default or of any right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

         10.08 CHOICE OF LAW: IT IS THE INTENTION OF THE PARTIES HERETO THAT ALL QUESTIONS WITH RESPECT TO THE CONSTRUCTION OF THIS AGREEMENT AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO BUSINESS ARRANGEMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN THE STATE OF DELAWARE.

         10.09   EXPORT CONTROL:
                          (a)     Notwithstanding any other provisions of this
Agreement, DEKALB agrees to make no disclosure or use of any MONSANTO Know-How or Confidential Information of MONSANTO furnished or made known to DEKALB pursuant to this Agreement, except in compliance with the laws and regulations of the United States of America, including the Export Administration Regulations promulgated by the Office of Export Administration International Trade Administration, United States Department of Commerce; and in particular,

DEKALB agrees not to export, directly or indirectly, either
                          (i) the technical data furnished or made known to DEKALB pursuant to this Agreement; or
                          (ii)     the "direct product" thereof; or
                          (iii) any commodity produced using such technical data
to any country or countries for which a validated license is required unless a validated license is first obtained pursuant to the Export Administration Regulations. The term "direct product" as used above, is defined to mean the immediate product (including process and services) produced directly by the use of the technical data.
                  (b) Notwithstanding any other provisions of this Agreement, MONSANTO agrees to make no disclosure or use of any DEKALB Know-How or Confidential Information of DEKALB furnished or made known to MONSANTO pursuant to this Agreement, except in compliance with the laws and regulations of the United States of America, including the Export Administration Regulations promulgated by the Office of Export Administration International Trade Administration, United States Department of Commerce; and in particular, MONSANTO agrees not to export, directly or indirectly, either
                          (i) the technical data furnished or made known to MONSANTO pursuant to this Agreement; or
                          (ii)     the "direct product" thereof; or
                          (iii) any commodity produced using such technical data to any country or countries for which a validated license is required unless a validated license is first obtained pursuant to the Export Administration Regulations. The term "direct product" as used above, is defined to mean the immediate product (including process and services) produced directly by the use of the technical data.

         10.10 MEET AND CONFER: It is the intention of the parties that in the event any dispute arises under this Agreement, the parties shall first meet and confer with one another to attempt to negotiate a resolution of such dispute without recourse to litigation.

         10.11 REMEDIES: Except as otherwise expressly stated in this Agreement, the rights and remedies of a party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of full termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

         10.12 FEES: Except as otherwise provided herein, each party shall bear its own legal fees incurred in connection with the transactions contemplated hereby, provided, however, that if any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' fees.

         10.13 HEADINGS: Headings herein are for convenience of reference only and shall in no way affect interpretation of this Agreement.

         10.14 COUNTERPARTS: This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

         10.15 ARBITRATION: Disputes arising out of Subsections 3.06, 4.02(b), 4.03 and 4.11 of this Agreement will be finally settled by arbitration conducted in accordance with the arbitration rules and guidelines outlined in attached Appendix C. The arbitration will be held in Chicago, Illinois as promptly as possible at such time as the arbitrator(s) may determine. The decision of the arbitrator(s) will be final and binding upon the parties hereto.

         10.16 APPENDICES: The appended Appendices and Exhibits form an integral part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



MONSANTO COMPANY                               DEKALB GENETICS CORPORATION

By: Robert T. Fraley                    By:  Bruce P. Bickner
    -----------------------                -------------------------------
    Robert T. Fraley                         Bruce P. Bickner

Title: President, Ceregen                    Title: Chairman and CEO